SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                               (Amendment No. __)


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       Rule 14a-6(e)(2))

[ X ]  Definitive Proxy Statement

[   ]  Definitive Additional Materials

[   ]  Soliciting Material Pursuant to Section 240.14a-11(c) or
       Section 240.14a-12

                           INTERLINK ELECTRONICS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)


--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

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
                                     [Logo]



April 12, 1999



Dear Shareholder:

     You are cordially invited to the Annual Meeting of Interlink Electronics, Inc. to be held at the Courtyard by Marriott Hotel, located at 4994 Verdugo Way, Camarillo, California, 93012 on May 25, 1999, at 10:00 a.m., Pacific Daylight Time. Your attendance will provide you with an opportunity to hear management's report on the operations and meet with directors and representatives of the Company.

     The Secretary's notice of the meeting and Proxy Statement accompany this letter and describe the matters on which action will be taken.

     It is important that your views be represented at the meeting whether or not you are able to attend. Accordingly, we respectfully request that you sign, date and promptly return your proxy in the enclosed postage-paid envelope.

     On behalf of the directors and employees of the Company, we value and appreciate your continued interest in and support of Interlink Electronics, Inc.

Sincerely,



E. Michael Thoben
Chairman, CEO & President

                           INTERLINK ELECTRONICS, INC.
                                 546 Flynn Road
                           Camarillo, California 93012

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  May 25, 1999


To the Stockholders of Interlink Electronics, Inc.:

     The annual meeting of the stockholders of Interlink Electronics, Inc., a Delaware corporation, will be held at the Courtyard by Marriott Hotel, located at 4994 Verdugo Way, Camarillo, California on May 25, 1999, at 10:00 a.m., Pacific Daylight Time, for the following purposes:

     1.   to elect two directors to serve terms of three years;

     2.   to amend the 1996 Stock Option Plan;

     3.   to ratify canceled and reissued non-employee director options;

     4. to ratify the appointment of Arthur Andersen LLP as auditors of the Company for the fiscal year ending December 31, 1999; and

     5. to transact any other business that properly comes before the meeting or any adjournment of the meeting.

     Only stockholders of record at the close of business on April 5, 1999 will be entitled to vote at the annual meeting. The meeting is subject to adjournment from time to time as the shareholders present in person or by proxy may determine. You are requested to date and sign the enclosed proxy and return it in the postage-prepaid envelope enclosed for that purpose. You may attend the meeting in person even though you have sent in your proxy, since retention of the proxy is not necessary for admission to or identification at the meeting.

                                       By Order of the Board of Directors

                                       Paul D. Meyer
                                       Secretary

Camarillo, California
April 12, 1999

                           INTERLINK ELECTRONICS, INC.
                                 546 Flynn Road
                           Camarillo, California 93012

                                 April 12, 1999

                                  ------------

                                 PROXY STATEMENT

                                  ------------

                     SOLICITATION AND REVOCABILITY OF PROXY

     A proxy in the form accompanying this proxy statement is solicited on behalf of the Board of Directors of Interlink Electronics, Inc., a Delaware corporation (the "Company"), for use at the annual meeting of stockholders to be held on May 25, 1999. The Company will bear the cost of preparing and mailing the proxy, the proxy statement, and any other material furnished to the shareholders by the Company in connection with the annual meeting. Proxies will be solicited by use of the mails, and officers and employees of the Company may, without additional compensation, also solicit proxies by telephone or personal contact. Copies of solicitation materials will be furnished to fiduciaries, custodians, and brokerage houses for forwarding to beneficial owners of the stock held in their names.

     Any shares of stock of the Company held in the name of fiduciaries, custodians, or brokerage houses for the benefit of their clients may only be voted by the fiduciary, custodian, or brokerage house itself -- the beneficial owner may not vote the shares directly and must instruct the person or entity in whose name the shares are held how to vote the shares held for the beneficial owner. Therefore, if any shares of stock of the Company are held in "street name" by a brokerage house, only the brokerage house, at the instructions of its client, may vote the shares.

     Any person giving a proxy in the form accompanying this proxy statement has the power to revoke it at any time before its exercise. The proxy may be revoked by filing with the Secretary of the Company an instrument of revocation or a duly executed proxy bearing a later date. The proxy may also be revoked by affirmatively electing to vote in person while attending the meeting. However, a shareholder who attends the meeting need not revoke the proxy and vote in person unless the shareholder wishes to do so. All valid, unrevoked proxies will be voted at the annual meeting in accordance with the instructions given. If a signed proxy is returned without instructions, it will be voted for the nominees for director, for the approval of the proposals presented, and in accordance with the recommendations of management on any other business that may properly come before the meeting or matters incident to the conduct of the meeting.

PROPOSAL 1: ELECTION OF DIRECTORS

Nominees

     The Board of Directors of the Company, pursuant to the Company's Bylaws, is divided into three classes, and the term of office of one class expires each year. Mr. E. Michael Thoben and Mr. George Gu are the nominees for election at this meeting for three-year terms expiring in 2002.

     The following table briefly describes the Company's nominee for director and the directors whose terms will continue. Except as otherwise noted, each has held his principal occupation for at least five years.

         Name, Principal Occupation and                               Director      Term
         Other Directorships                             Age           Since       Expires
         -------------------------------------           ---          --------     -------
E. Michael Thoben                                        45             1990         2002
Chairman of the Company since September, 1994,
President of the Company since June, 1990, and
Chief Executive Officer since February 1994; from
1979 to 1990 employed by Polaroid Corporation,
most recently as director of a worldwide business
unit

George Gu                                                52             1991         2002
President of GTM Corporation, Chairman, GTM (Asia)
Investment Holding Limited

         Continuing Directors
         --------------------

Eugene F. Hovanec                                        47             1994         2001
Vice President and Chief Financial Officer Of
Vitesse Semiconductor Corporation; from 1989 to
1994, Vice President and Chief Financial Officer
of Digital Sound Corporation


Carolyn MacDougall                                       47             1985         2001
President, Teeccino Caffe, Inc. and a co-founder
of the Company

Merritt M. Lutz                                          55             1994         2000
Managing Director, Morgan Stanley & Company, Inc.;
from 1989 to 1994, President and Chief Operating
Officer of Candle Corporation

     Directors are elected by a plurality of the votes cast by the shares entitled to vote if a quorum is present at the meeting. Abstentions and broker non-votes will be treated as shares present and not voting. The proxies will be voted with respect to the election of the nominees in accordance with the instructions specified in the proxy form. If no instructions are given, proxies will be voted for the election of all the nominees. If any nominee is not available as a candidate for director, the number of directors constituting the Board of Directors may be reduced prior to the annual meeting or the proxies may be voted for such other candidate or candidates nominated by the Board of Directors in accordance with the authority conferred in the proxy.

Board Committees and Meetings

     The Board of Directors met 8 times during the last fiscal year. Each director attended at least 75% of the aggregate of the meetings of the Board of Directors and the committee of which he or she was a member.

     The Board of Directors maintains an Audit Committee, a Compensation Committee, and a Nominating Committee. The Audit Committee, comprised of Messrs. Hovanec and Gu and Ms. MacDougall, oversees actions taken by the Company's independent auditors. The Audit Committee held one meeting during the last fiscal year. The Compensation Committee, comprised of Messrs. Hovanec, Lutz and Ms. MacDougall, reviews the compensation levels of the Company's executive officers and makes recommendations to the Board of Directors regarding changes in compensation. The Compensation Committee also administers the Company's 1988, 1993 and 1996 Stock Option Plans and recommends grants under the plans to the Board of Directors. See "Executive Compensation Plan -- Stock Options, and "--Report of the Compensation Committee on Executive Compensation." The Compensation Committee held 2 meetings during the last fiscal year. The Nominating Committee, comprised of Messrs. Thoben , Lutz, and Carolyn MacDougall, makes recommendations to the Board of Directors concerning nominees to the Board of Directors. The Nominating Committee had one meeting in fiscal 1998.

Director Compensation

     Directors are paid a director's fee of $500 for each board meeting attended in person and $100 per hour (up to a maximum of $500) for each Board meeting attended telephonically. They are also reimbursed for the cost of attendance at Board meetings. Any director who is not an employee of the Company and has not, within one year, been an employee of the Company ("Non-Employee Director") is eligible to receive options under the 1996 Stock Incentive Plan (the "Plan"). The option price for all options granted under the Plan is not less than the fair market value of the Common Stock on the date the option is granted. Each person who becomes a Non-Employee Director is automatically granted an option to purchase 20,000 shares of Common Stock at the time he or she becomes a Non-Employee Director. All options have a 10-year term from the date of grant. Each option becomes exercisable for 33 1/3% of the number of shares covered by the option at the end of each of the first three years of the option term. Options may be exercised only while the optionee is a director of the Company, within 30 days after the date the optionee terminates as a director, or within one year after the death of the optionee. Options are subject to adjustment in the event of certain changes in capital structure of the Company. The Plan also provides for the automatic, non-discretionary annual grant to all continuing Non-Employee Directors of options to purchase up to 5,000 shares of the Company's Common Stock.


                        THE BOARD OF DIRECTORS RECOMMENDS
                          A VOTE IN FAVOR OF PROPOSAL 1

             PROPOSAL 2: AMENDMENT TO THE 1996 STOCK INCENTIVE PLAN

     The Company maintains the 1996 Stock Incentive Plan (the "Plan") for the benefit of its employees and others who provide services to the Company. The Board of Directors believes the availability of stock incentives is an important factor in the Company's ability to attract and retain experienced and competent employees and to provide an incentive for them to exert their best efforts on behalf of the Company. As of March 22, 1999, out of a total of 1,500,000 shares reserved for issuance under the Plan, only 96,000 shares remained available for grant. The Board of Directors believes additional shares will be needed under the Plan to provide appropriate incentives to key employees and others. Further, in 1996, 1997 and 1998, the Board of Directors granted to certain executive officers of the Company options in amounts exceeding the Plan limits, thereby effectively amending such limits to the Plan. Accordingly, on March 22, 1999 the Board of Directors approved amendments to the Plan, subject to shareholder approval, to reserve an additional 500,000 shares for the Plan, thereby increasing the total number of shares reserved for issuance under the Plan from 1,500,000 to 2,000,000 shares. Further, the Board of Directors proposed that the Shareholders formally approve the increase in the total number of options, which may be granted to an employee in any calendar year from 50,000 to 100,000. Failure by the shareholders to formally approve such increase will result in the annual employee limit reverting to 50,000, but would not affect options already granted.

     The adoption of the proposed amendments will increase the board's ability to issue incentive stock options under the Plan to qualified individuals in the amounts and at the times that it may, in its reasonable judgment, consider most advantageous to the Company.

     Certain provisions of the Plan are described below. The complete text of the Plan, marked to show the proposed amendments, is attached to this proxy statement as Appendix A.

Description of the Plan

     Eligibility. All employees, officers and directors of the Company and its subsidiaries are eligible to participate in the Plan. Also eligible are non-employee agents, consultants, advisors, persons involved in the sale or distribution of the Company's products and independent contractors of the Company or any subsidiary.

     Administration. Authority to administer the Plan is placed in the Board of Directors, which may promulgate rules and regulations for the operation of the Plan and generally supervise the administration of the Plan. The Board of Directors has delegated authority to administer the Plan to the Compensation Committee. Only the Board of Directors, however, may amend, modify or terminate the Plan.

     Term of Plan. The Plan will continue until all shares available for issuance under the Plan have been issued and all restrictions on such shares have lapsed. The Board of Directors may suspend or terminate the Plan at any time.

     Stock Options. The Board of Directors or an appropriate committee determines the persons to whom options are granted, the option price, the number of shares to be covered by each option, the period of each option, the times at which options may be exercised and whether the option is an incentive stock option ("ISO") or a nonqualified stock option ("NSO"). If the option is an ISO, the option price cannot be less than the fair market value of the Common Stock on the date of grant. If an optionee with respect to an ISO at the time of grant owns stock possessing more than ten percent of the combined voting power of the Company, the option price may not be less than 110 percent of the fair market value of the Common Stock on the date of grant, and the option may not be exercisable after the expiration of five years from the date of grant. No employee may be granted options or stock appreciation rights under the Plan, as amended, for more than an aggregate of 200,000 shares in connection with the hiring of the employee or 100,000 shares in any calendar year otherwise. In addition, the Plan limits the amount of ISOs that may become exercisable under the Plan in any year to $100,000 per optionee (based on the fair market value of the stock on the date of grant). No monetary consideration is paid to the Company upon the granting of options.

     Options granted under the Plan generally continue in effect for the period fixed by the Board of Directors or appropriate committee or officer, except that ISOs are not exercisable after the expiration of 10 years from the date of grant. Options are exercisable in accordance with the terms of an option agreement entered into at the time of grant and are nontransferable except on death of a holder. Options may be exercised only while an optionee is employed by the Company or a subsidiary or within 12 months following termination of employment by reason of death or disability or 30 days following termination for any other reason. The Plan provides that the Board of Directors or appropriate committee or officer may extend the exercise period for any period up to the expiration date of the option and may increase the number of shares for which the option may be exercised up to the total number underlying the option. The purchase price for each share purchased pursuant to exercise of options must be paid in cash, including cash that may be the proceeds of a loan from the Company, in shares of Common Stock valued at fair market value, in restricted stock, in performance units or other contingent awards denominated in either stock or cash, in deferred compensation credits or in other forms of consideration, as determined by the Board of Directors or appropriate committee or officer. Upon the exercise of an option, the number of shares subject to the option and the number of shares available under the Plan for future option grants are reduced by the number of shares with respect to which the option is exercised.

     Stock Option Grants to Independent Directors. Pursuant to the terms of the Plan, each individual who becomes an independent director receives a non-statutory option to purchase 20,000 shares of Common Stock when the individual becomes a director. In addition, pursuant to the terms of the Plan, each independent director of the Company will be automatically granted an annual non-discretionary, non-statutory option to purchase 5,000 shares of Common Stock.

     Stock Appreciation Rights. Stock appreciation rights ("SARs") may be granted under the Plan. SARs may, but need not, be granted in connection with an option grant or an outstanding option previously granted under the Plan. A SAR gives the holder the right to payment from the Company of an amount equal in value to the excess of the fair market value on the date of exercise of a share of Common Stock over its fair market value on the date of grant, or if granted in connection with an option, the option price per share under the option to which the SAR relates.

     A SAR is exercisable only at the time or times established by the Board of Directors. If a SAR is granted in connection with an option, it is exercisable only to the extent and on the same conditions that the related option is exercisable. Payment by the Company upon exercise of a SAR may be made in Common Stock valued at its fair market value, in cash, or partly in stock and partly in cash, as determined by the Board of Directors. The Board of Directors may withdraw any SAR granted under the Plan at any time and may impose any condition upon the exercise of a SAR or adopt rules and regulations from time to time affecting the rights of holders of SARs. No SARs have been granted under the Plan.

     The existence of SARs, as well as certain bonus rights described below, would require charges to income over the life of the right based upon the amount of appreciation, if any, in the market value of the common stock of the Company over the exercise price of shares subject to exercisable SARs or bonus rights.

     Stock Bonus Awards. The Board of Directors may award Common Stock as a stock bonus under the Plan. The Board of Directors may determine the persons to receive awards, the number of shares to be awarded and the time of the award. Stock received as a stock bonus is subject to the terms, conditions and restrictions determined by the Board of Directors at the time the stock is awarded.

     Restricted Stock. The Plan provides that the Company may issue restricted stock in such amounts, for such consideration, subject to such restrictions and on such terms as the Board of Directors may determine.

     Cash Bonus Rights. The Board of Directors may grant cash bonus rights under the Plan in connection with (i) options granted or previously granted, (ii) SARs granted or previously granted, (iii) stock bonuses awarded or previously awarded and (iv) shares sold or previously sold under the Plan. Bonus rights may be used to provide cash to employees for the payment of taxes in connection with awards under the Plan. No bonus rights have been granted under the Plan.

     Performance Units. The Board of Directors may grant performance units consisting of monetary units that may be earned in whole or in part if the Company achieves goals established by the Board of Directors over a designated period of time, but in any event not more than 10 years. Payment of an award earned may be in cash or stock or both and may be made when earned, or vested and deferred, as the Board of Directors determines. No performance units have been granted under the Plan.

     Foreign Qualified Grants. Awards under the Plan may be granted to eligible persons residing in foreign jurisdictions. The Board of Directors may adopt supplements to the Plan necessary to comply with the applicable laws of foreign jurisdictions and to afford participants favorable treatment under those laws, but no award may be granted under any supplement with terms that are more beneficial to the participants than the terms permitted by the Plan.

     Changes in Capital Structure. The Plan provides that if the outstanding Common Stock is increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of any recapitalization, stock split or certain other transactions, appropriate adjustment will be made by the Board of Directors in the number and kind of shares available for awards under the Plan. In the event of a merger, consolidation or plan of exchange to which the Company is a party or a sale of all or substantially all of the Company's assets (each a "Transaction"), the Board of Directors will, in its sole discretion and to the extent possible under the structure of the Transaction, select one of the following alternatives for treating outstanding options under the Plan: (i) outstanding options will remain in effect in accordance with their terms; (ii) outstanding options shall be converted into options to purchase stock in the corporation that is the surviving or acquiring corporation in the Transaction; or (iii) the Board of Directors will provide a 30-day period prior to the consummation of the Transaction during which outstanding options shall be exercisable to the extent exercisable and upon the expiration of such 30-day period, all unexercised options shall immediately terminate. The Board of Directors may, in its sole discretion, accelerate the exercisability of options so that they are exercisable in full during such 30-day period. In the event of the dissolution of the Company, options shall be treated in accordance with clause (iii) above.

     Tax Consequences. Certain options authorized to be granted under the Plan are intended to qualify as ISOs for federal income tax purposes. Under federal income tax law currently in effect, the optionee will recognize no income upon grant or upon a proper exercise of the ISO. If an employee exercises an ISO and does not dispose of any of the option shares within two years following the date of grant and within one year following the date of exercise, any gain realized on subsequent disposition of the shares will be treated as income from the sale or exchange of a capital asset. If an employee disposes of shares acquired upon exercise of an ISO before the expiration of either the one-year holding period or the two-year waiting period, any amount realized will be taxable as ordinary compensation income in the year of such disqualifying disposition to the extent that the lesser of the fair market value of the shares on the exercise date or the fair market value of the shares on the date of disposition exceeds the exercise price. The

Company will not be allowed any deduction for federal income tax purposes at either the time of the grant or exercise of an ISO. Upon any disqualifying disposition by an employee, the Company will generally be entitled to a deduction to the extent the employee realized ordinary income.

     Certain options authorized to be granted under the Plan will be treated as NSOs for federal income tax purposes. Under federal income tax law currently in effect, no income is realized by the grantee of an NSO until the option is exercised. At the time of exercise of an NSO, the optionee will realize ordinary compensation income, and the Company will generally be entitled to a deduction, in the amount by which the market value of the shares subject to the option at the time of exercise exceeds the exercise price. The Company is required to withhold on the income amount. Upon the sale of shares acquired upon exercise of an NSO, any difference between the amount realized from the sale and the market value of the shares on the date of exercise will generally be a taxable gain or loss. Such gain or loss will be long term if the stock is held for more than one year.

     An employee who receives stock in connection with the performance of services will generally realize taxable income at the time of receipt unless the shares are substantially nonvested for purposes of section 83 of the Internal Revenue Code of 1986, as amended, and no section 83(b) election is made. If the shares are not vested at the time of receipt, the employee will realize taxable income in each year in which a portion of the shares substantially vest, unless the employee elects within 30 days after the original transfer to recognize income in connection with the original transfer under Section 83(b). The Company will generally be entitled to a tax deduction in the amount includable as income by the employee at the same time or times as the employee recognizes income with respect to the shares. The Company is required to withhold on the income amount. A participant who receives a cash bonus right under the Plan will generally recognize income equal to the amount of the cash bonus paid at the time of receipt, and the Company will generally be entitled to a deduction equal to the income recognized by the participant.

     Section 162(m) of the Internal Revenue Code of 1986, as adopted in 1993, limits to $1,000,000 per person the amount that the Company may deduct for compensation paid to any of its most highly compensated officers in any year. Under IRS regulations, compensation received through the exercise of an option or a SAR is not subject to the $1,000,000 limit if the option or SAR and the Plan meet certain requirements. One requirement is shareholder approval at least once every five years of per-employee limits on the number of shares as to which options and SARs may be granted. Other requirements are that the option or SAR be granted by a committee of at least two outside directors and that the exercise price of the option or SAR be not less than fair market value of the Common Stock on the date of grant.

Required Vote

     The affirmative vote of the holders of a majority of the shares of Common Stock present and entitled to vote on the matter is required to approve this Proposal. Abstentions and broker non-votes have the same effect as "no" votes in determining whether the Proposal is approved. The proxies will be voted for or against the Proposal or as an abstention, in accordance with the instructions specified on the proxy form. If no instructions are given, proxies will be voted for approval of the Proposal.

                        THE BOARD OF DIRECTORS RECOMMENDS
                          A VOTE IN FAVOR OF PROPOSAL 2


                PROPOSAL 3: RATIFICATION OF CANCELED AND REISSUED
                          NON-EMPLOYEE DIRECTOR OPTIONS

     The Board of Directors believes that it is necessary to maintain stock options as a viable performance incentive. Accordingly, in September 1998 the Board of Directors offered all option holders (including all nonemployee directors, subject to ratification by the stockholders) the opportunity to surrender their options in exchange for new options for an equal number of shares. The new options have a grant date of September 24, 1998 and an exercise price of $2.75 per share. The new options have a vesting schedule of 33% vested as of the grant date, with the balance to vest ratably over the following 24 months (2.79% per month).

     The Board of Directors has proposed that the Stockholders ratify the cancellation and reissue of options held by nonemployee members of the Board of Directors as set forth below.

                  OPTIONS PROPOSED TO BE CANCELED AND REISSUED

                                  Number of
                                 Securities           Exercise
                                 Underlying           Price at                New
                                    Options            Time of           Exercise
 Name of Director                  Reissued            Reissue              Price
 ----------------                ----------           --------           --------
George Gu                             2,000             $9.000              $2.75
                                      5,000             $9.125              $2.75
                                      5,000             $8.000              $2.75
                                      5,000             $6.500              $2.75
                                      5,000             $4.625              $2.75
                                     ------
                                     22,000
                                     ======

Eugene F. Hovanec                    20,000             $6.810              $2.75
                                      5,000             $9.125              $2.75
                                      5,000             $8.000              $2.75
                                      5,000             $6.500              $2.75
                                      5,000             $4.625              $2.75
                                     ------
                                     40,000
                                     ======

Merritt M. Lutz                      20,000             $9.000              $2.75
                                      5,000             $9.125              $2.75
                                      5,000             $8.000              $2.75
                                      5,000             $6.500              $2.75
                                      5,000             $4.625              $2.75
                                     ------
                                     40,000
                                     ======

                                       9

Carolyn MacDougall                    2,000             $9.000              $2.75
                                      5,000             $9.125              $2.75
                                      5,000             $8.000              $2.75
                                      5,000             $6.500              $2.75
                                      5,000             $4.625              $2.75
                                     ------
                                     22,000
                                     ======

Required Vote

     The affirmative vote of the holders of a majority of the shares of Common Stock present and entitled to vote on the matter is required to approve this Proposal. Abstentions and broker non-votes have the same effect as "no" votes in determining whether the Proposal is approved. The proxies will be voted for or against the Proposal or as an abstention, in accordance with the instructions specified on the proxy form. If no instructions are given, proxies will be voted for approval of the Proposal.

                        THE BOARD OF DIRECTORS RECOMMENDS
                          A VOTE IN FAVOR OF PROPOSAL 3


           PROPOSAL 4: APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     On February 11, 1999, the Board of Directors appointed Arthur Andersen LLP to act as auditors of the Company for the fiscal year ending December 31, 1999, subject to ratification of the appointment by the shareholders. Representatives of Arthur Andersen LLP have been invited to attend the annual meeting, will be given the opportunity to make a statement if they wish and will be available to respond to appropriate questions.

                        THE BOARD OF DIRECTORS RECOMMENDS
                          A VOTE IN FAVOR OF PROPOSAL 4

               SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
                                   MANAGEMENT

     The Company's Common Stock is the only outstanding voting security of the Company. The record date for determining holders of Common Stock entitled to vote at the annual meeting is April 5, 1999. On that date there were 5,226,813 shares of Common Stock outstanding, entitled to one vote per share.

     The following table sets forth certain information regarding ownership of the Company's Common Stock as of April 5, 1999 by (i) each person known by the Company to own beneficially more than 5% of the Common Stock, (ii) each director and director nominee of the Company, (iii) the Chief Executive Officer and each of the other officers named in the Summary Compensation Table, and (iv) all directors and officers as a group:

                                                   Shares           Percentage
                                             Beneficially            of Common
Name                                            Owned (1)            Stock (1)
----                                         ------------           ----------
Geneplex Limited                                  288,310                 5.5%
c/o Stoel Rives LLP
900 SW Fifth Avenue
Portland, Oregon 97204

E. Michael Thoben (2)                             278,763                 5.1%
c/o Interlink Electronics
546 Flynn Road
Camarillo, CA 93012

George Gu (3)                                     208,952                 4.0%
c/o GTM Corporation
300 Change Hsaio E. Rd.
Taipei, Taiwan R.O.C. 10514

David J. Arthur (4)                               150,329                 2.8%

William A. Yates (5)                              150,283                 2.8%

Paul D. Meyer (6)                                  82,304                 1.6%

Carolyn MacDougall (7)                             46,748                    *

Roger Moore (8)                                    46,664                    *

Eugene F. Hovanec (9)                              39,332                    *

Merritt Lutz (10)                                  23,332                    *

All directors and officers                      1,026,707                16.4%
(including those listed above)
 as a group (9 persons) (11)

--------------

* Less than 1%

(1) All shares are held directly with sole voting and investment power unless otherwise indicted. Shares that the person or group has the right to acquire within 60 days after April 5, 1999 are

                                       11

     deemed to be outstanding in calculating the percentage ownership of the person or group, but are not deemed to be outstanding as to any other person or group.

(2) Includes 5,000 shares of Common Stock and options to purchase 273,763 shares of Common Stock.

(3)  Includes 196,119 shares of Common Stock held by Force Sensor Investment
     Corporation, which is owned by Mr. Gu's family, and options granted to Mr.
     Gu to purchase 12,833 shares of Common Stock.

(4) Consists of 3,046 shares of Common Stock and options to purchase 147,283 shares of Common Stock.

(5) Consists of 3,000 shares of Common Stock and options to purchase 147,283 shares of Common Stock.

(6)  Consists of options to purchase 82,304 shares of Common Stock.

(7) Consists of 33,915 shares of Common Stock and options to purchase 12,833 shares of Common Stock.

(8)  Consists of options to purchase 46,664 shares of Common Stock.

(9) Consists of 16,000 shares of Common Stock and options to purchase 23,332 shares of Common Stock.

(10) Consists of options to purchase 23,332 shares of Common Stock.

(11) Consists of 257,080 shares of Common Stock and options to purchase 769,627 shares of Common Stock.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

     The following table sets forth, for the Chief Executive Officer of the Company and each of the four other most highly compensated executive officers whose individual salary and bonus exceeded $100,000 during the last fiscal year, a summary of all compensation paid for services rendered in all capacities to the Company in each of the last three fiscal years.

                         Summary Compensation Table (1)

                                                                                   Long-Term       All Other
                                                    Annual Compensation         Compensation    Compensation
                                                 -------------------------    --------------    ------------
                                      Year       Salary ($)    Bonus($)(2)    Options (#)(3)             ($)
                                      ----       ----------    -----------    --------------       ---------
E. Michael Thoben, III                1998         $180,180           ----            92,000            ----
Chairman of the Board                 1997          180,180        $27,000            55,000         $28,000 (4)
and CEO                               1996          178,448         17,000            55,000          28,000 (4)

David A. Arthur                       1998          130,000           ----            55,000            ----
Senior Vice President,                1997          128,250         19,000            37,500          27,055 (4)
Operations                            1996          122,179         12,000            35,000            ----

William A. Yates                      1998          129,000           ----            55,000            ----
Senior Vice President                 1997          127,250         19,000            37,500            ----
Sales                                 1996          121,140         12,000            35,000            ----

Paul D. Meyer                         1998          100,000           ----            45,000            ----
Chief Financial Officer               1997           96,718         13,000            30,000            ----
                                      1996           86,801          8,000            25,000            ----

Roger Moore                           1998          100,000           ----            45,000            ----
Vice President,                       1997 (5)       47,268           ----            35,000            ----
Engineering and Marketing             1996 (5)         ----           ----              ----            ----

--------------

(1) With respect to each of the officers named above, the aggregate amount of perquisites and other personal benefits received during 1998, 1997 and 1996 each were less than either $50,000 or 10% of the total of annual salary and bonus reported for each officer.

(2) Bonuses listed are paid with respect to performance during the prior fiscal year. See "Report of Compensation Committee On Executive Compensation
     --Executive Officer Compensation Plan--Cash Bonus Plan."

                                       13

(3)  On September 24, 1998, upon the recommendation of the Compensation
     Committee, the Board of Directors approved the cancel and reissue of all unexercised options granted under the 1993 and 1996 Stock Option Plans to employees of the Company as of that date, at a new exercise price of $2.75 and a new vesting schedule (1/3 immediately and the remainder ratably over the next two years). The shares in the Summary Compensation Table and the Option Grants in Fiscal Year 1998 tables are shown net of the canceled and reissued shares.

(4) Consists of cash received in exchange for the elimination of excess accrued vacation leave, which was used to exercise expiring stock options.

(5)  Mr. Moore was hired in July 1997.


Stock Option Grants in Last Fiscal Year

     The following table sets forth information concerning individual grants of stock options made by the Company during fiscal 1998 to each of the executive officers of the Company named in the Summary Compensation Table.

                        Option Grants in Fiscal Year 1998

                                           Percent of                             Potential Realizable Value
                                                Total                                 at Assumed Annual
                             Number of        Options                                Rates of Stock Price
                            Securities     Granted to                                    Appreciation
                            Underlying      Employees      Exercise     Expira-       for Option Term(4)
                               Options      in Fiscal         Price        tion   --------------------------
                            Granted(1)        Year(2)     per Share     Date(3)        5%             10%
                            ----------     ---------      ---------     -------   -----------    -----------
E. Michael Thoben              92,000          13.2%          $4.68      1/2/03      $118,956       $262,861
William Yates                  55,000           7.9%           4.68      1/2/03        71,115        157,145
David Arthur                   55,000           7.9%           4.68      1/2/03        71,115        157,145
Paul Meyer                     45,000           6.4%           4.68      1/2/03        58,185        128,573
Roger Moore                    45,000           6.4%           4.68      1/2/03        58,185        128,573

--------------

(1)  These options were granted pursuant to the Company's 1996 Stock Incentive
     Plan (the "Plan").

(2) In fiscal 1998, the Company granted a total of 699,500 options under the Plan, and this number is used in calculating the percentages set forth in this column. On September 24, 1998, upon the recommendation of the Compensation Committee, the Board of Directors approved the cancel and reissue of all unexercised options granted under the 1993 and 1996 Stock
     Option Plans to employees of the Company as of that date, at a new exercise price of $2.75 and a new vesting schedule (1/3 immediately and the remainder ratably over the next two years). The shares in the Summary
     Compensation Table and the Option Grants in Fiscal Year 1998 tables are shown net of the canceled and reissued shares.

(3) Options granted under the Plan generally expire on the fifth anniversary of the date of grant. Options granted under the Plan expire prior to the fifth anniversary of grant (i) if the optionee's employment (or service as a director, as applicable) is terminated for any reason (other than death or disability), in which case options vested but unexercised at the date of termination may be exercised within 90 days after the date of termination, or (ii) if employment (or service as a director, as applicable) terminates because of death or disability, in which case options vested but unexercised at

                                       14

     the date of termination may be exercised within 12 months after the date of termination. If employment (or service as director, as applicable) is terminated by death of the optionee, the option generally may be exercised by persons to whom the optionee's rights pass by will or the laws of descent or distribution. Remaining vested but unexercised options terminate at the end of the earliest of the above described periods, as applicable.

(4) The assumed 5% and 10% annual rates of appreciation over the term of the options are set forth in accordance with rules and regulations adopted by the Securities and Exchange Commission and do not represent the Company's estimate of stock price appreciation. Value shown is net of exercise costs.

     In September 1998 the Board of Directors offered all option holders (including all nonemployee directors, subject to ratification by the stockholders) the opportunity to surrender their options in exchange for new options for an equal number of shares. The new options have a grant date of September 24, 1998 and an exercise price of $2.75 per share. The new options have a vesting schedule of 33% vested as of the grant date, with the balance to vest ratably over the following 24 months (2.79% per month). Information regarding the cancel and reissue of officer options is set forth in the following table.

                                        Five Year Option Cancel and Reissue
                                                                                                            Length of
                                                                                                             Original
                                             Number of                           Market                   Option Term
                                            Securities         Exercise        Price of                  Remaining at
                                            Underlying         Price at        Stock at         New           Date of
                                               Options          Time of         Time of    Exercise           Reissue
Name                                          Reissued          Reissue         Reissue       Price           (years)
----                                        ----------         --------        --------    --------      ------------
E. Michael Thoben                               50,000           $4.625          $2.563       $2.75               4
Chairman of the Board, President and            42,000            4.750           2.563        2.75               4
Chief Executive Officer                         55,000            4.625           2.563        2.75               3
                                                55,000            5.750           2.563        2.75               2
                                               280,000            4.375           2.563        2.75               1
                                               -------
                                               469,334
                                               =======

David A. Arthur                                 25,000           $4.625          $2.563       $2.75               4
Senior Vice President                           30,000            4.750           2.563        2.75               4
Operations                                      37,500            4.625           2.563        2.75               3
                                                35,000            5.750           2.563        2.75               2
                                                45,000            5.625           2.563        2.75               1
                                                80,000            4.375           2.563        2.75               1
                                               -------
                                               252,500
                                               =======

William A. Yates                                25,000           $4.625          $2.563       $2.75               4
Senior Vice President,                          30,000            4.750           2.563        2.75               4
Sales                                           37,500            4.625           2.563        2.75               3
                                                35,000            5.750           2.563        2.75               2
                                                45,000            5.625           2.563        2.75               1
                                                80,000            4.375                                           1
                                               -------
                                               252,500
                                               =======

                                       15

Paul D. Meyer                                   20,000           $4.625          $2.563       $2.75               4
Chief Financial Officer                         25,000            4.750           2.563        2.75               4
                                                30,000            4.625           2.563        2.75               3
                                                25,000            5.750           2.563        2.75               2
                                                30,000            5.625           2.563        2.75               1
                                                11,100            4.375           2.563        2.75               1
                                               -------
                                               141,100
                                               =======

Roger Moore                                     20,000           $4.625          $2.563       $2.75               4
Vice President                                  25,000            4.750           2.563        2.75               4
Engineering and Marketing                       35,000            4.625           2.563        2.75               3
                                               -------
                                                80,000
                                               =======


Stock Option Exercises in Last Fiscal Year and Fiscal Year-End Values

     The following table sets forth information (on an aggregated basis) concerning each exercise of stock options during fiscal 1998 by each of the executive officers of the Company named in the Summary Compensation Table and the fiscal year-end value of unexercised options.

                 Aggregated Option Exercises in Fiscal Year 1998
                        and Fiscal Year-End Option Values

                                                                                               Value of Unexercised
                                                              Number of Unexercised            In-the-Money Options
                                   Shares                      Options at Year-End                at Year-End(1)
                              Acquired on       Value     -----------------------------    ----------------------------
                                 Exercise    Realized     Exercisable     Unexercisable    Exercisable    Unexercisable
                              -----------    --------     -----------     -------------    -----------    -------------
E. Michael Thoben, III               ----        ----         195,431           273,903       $342,004         $479,330

David Arthur                         ----        ----         105,141           147,359        183,997          257,878

William Yates                        ----        ----         105,141           147,359        183,997          257,878

Paul D. Meyer                        ----        ----          58,754            82,346        102,820          144,106

Roger Moore                          ----        ----          33,312            46,688         58,296           81,704

--------------

(1) Options are "in-the-money" at the fiscal year-end if the fair market value of the underlying securities on such date exceeds the exercise price of the option. The amounts set forth represent the difference between the fair market value of the securities underlying the options on December 31, 1998, based on the last sale price of $4.50 per share of Common Stock on that date (as reported by the Nasdaq National Market) and the exercise price of the options, multiplied by the applicable number of options.

Other Compensation

     The Company provides certain officers with automobile allowances. These benefits, valued at their incremental cost to the Company, did not exceed $50,000 or 10% of the compensation reported for any individual officer, and with respect to the executive officers as a group (five persons), such compensation did not exceed $50,000 multiplied by the number of persons in the group or 10% of the cash compensation reported in the Cash Compensation Table for the group.

                        COMPENSATION COMMITTEE INTERLOCKS
                            AND INSIDER PARTICIPATION

     There are none.

                     REPORT OF THE COMPENSATION COMMITTEE ON
                             EXECUTIVE COMPENSATION<F1>

Report of the Compensation Committee on Executive Compensation

     The Compensation Committee of the Board of Directors (the "Committee") is composed of three non-employee directors. Pursuant to authority delegated by the Board, the Committee initially determines the compensation to be paid to the Chief Executive Officer and to each of the other executive officers of the Company. Following such determination by the Committee, issues concerning officer compensation are submitted to the Board of Directors for approval. Directors who are also officers of the Company do not participate in this approval process. The Committee also is responsible for developing and making recommendations to the Board with respect to the Company's executive compensation policies.

     The Company's compensation policies for officers (including the named executive officers) are designed to compensate the Company's executives fairly and to provide incentive for the executives to manage the Company's business effectively for the benefit of its shareholders.

     The key objectives of the Company's executive compensation policies are to attract and retain key executives who are important to the long-term success of the Company, and to provide incentive for these executives to achieve high levels of job performance and enhancement of shareholder value. The Company seeks to achieve these objectives by paying its executives a competitive level of base compensation for companies of similar size and industry and by providing its executives an opportunity for further reward for outstanding performance in both the short term and the long term. It is the current policy of the Committee to set base salaries conservatively and to emphasize opportunities for performance-based rewards through annual cash bonuses and stock option grants.

     Options granted under the Company's 1993 and 1996 stock option plans generally are intended to qualify as incentive stock options. To the extent, however, that the aggregate fair market value of the stock with respect to which options are exercisable for the first time during any calendar year exceeds $100,000, the options will be treated as nonqualified stock options. For this purpose, a repricing of an option is treated as a new grant. The Company receives no tax deduction from the

--------------

     <F1> This section is not "soliciting material," is not deemed "filed" with the Securities and Exchange Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, regardless of date or any general incorporation language in such a filing.

exercise of an incentive stock option unless the optionee disposes of the acquired shares before satisfying certain holding periods. The committee believes that the grant of incentive stock options, despite the general nondeductibility, benefits the Company by encouraging the long-term ownership of the Company stock by officers and other employees.

     Section 162(m) of the Internal Revenue Code of 1986, as amended, limits to $1,000,000 per person the amount that the Company may deduct for compensation paid to any of its five most highly compensated officers in any year. The levels of salary and bonus paid by the Company generally do not exceed this limit. However, upon exercise of nonqualified stock options, the excess of current market price over the option price (option spread) is treated as compensation. In addition, if the holder of an incentive stock options disposes of stock received upon exercise of the option before satisfying certain holding periods, the optionee will recognize ordinary compensation income for the year of disposition equal to the lesser of the option spread and the amount of gain realized by the optionee upon disposition. Under Internal Revenue Service regulations, the $1,000,000 cap on deductibility will not apply to option spread compensation from exercise of either a nonqualified stock option or a disqualifying disposition of an incentive stock option, if such exercise meets certain performance-based requirements. One of the performance-based requirements is that an option grant (including a cancellation and reissuance or repricing) to any individual may not exceed a shareholder-approved maximum number of shares. The Company exceeded the previously approved 50,000 share annual maximum with respect to certain employees in 1996, 1997 and 1998. Accordingly, the option spread compensation from an exercise (in the case of nonqualified stock options) or those options generally would be treated as compensation, for tax purposes, and taken into account in determining the $1,000,000 cap on deductibility.

     Executive Officer Compensation Program. The Company's executive officer compensation program is comprised of three elements: base salary, annual cash bonus and long-term incentive compensation in the form of stock option grants.

     Salary. The Company attempts to establish base salary levels for the Company's executive officers that are competitive with those established by companies of similar size in the computer electronics and technology industry. In determining individual salaries within the established ranges, the Committee takes into account individual experience, job responsibility and individual performance during the prior year. The Committee does not assign a specific weight to each of these factors in establishing individual base salaries. Each executive officer's salary is reviewed annually, and increases to base salary are made to reflect competitive market increases and the factors described above.

     In determining 1998 salaries, the Compensation Committee compared the 1998 salaries to the ranges established in fiscal 1998, reviewed salaries of executives of similar companies and made specific adjustments to the 1997 compensation levels as determined by the Committee to be appropriate in the circumstances.

     Cash Bonuses. The purpose of the cash bonus component of the compensation program is to provide a direct financial incentive in the form of cash bonuses to executives and other employees to achieve predetermined Company performance objectives. Performance objectives for the Company as a whole are determined at the beginning of each fiscal year during the annual budgeting process and are approved by the Board of Directors. These performance objectives are established based upon competitive conditions and general economic circumstances then prevailing in the industries in which the Company does business. The Company currently has one cash bonus plan covering the executive officers of the Company.

     Eligibility of an executive officer for a bonus is generally dependent upon the achievement of the predetermined performance objectives of the bonus plan. Target bonus amounts are established by the Committee for each executive officer at the beginning of each fiscal year, at a percentage of the executive officer's base salary. The bonus target for executive officers in fiscal 1998 was 40% of base salary. If the predetermined performance goals are met, a preliminary bonus amount is calculated under the bonus formula up to a maximum of the target bonus amount. The final bonus amount paid to an eligible executive officer is determined by the Committee, which has discretion to increase or decrease the formula-derived figure within certain limits based upon the Committee's assessment of the individual's performance and to pay special bonuses in extraordinary circumstances as judged by the Compensation Committee.

     Bonus awards for fiscal 1998 were formula-derived for participants in the bonus program. The formula employed contains an objective component, linked to the Company's revenue growth and profitability , as well as a subjective component, based upon the Committee's assessment of the individual officers' relative contribution to the Company as a whole. Awarded bonuses, if any, are typically paid in the first quarter of the following fiscal year.

     Stock Options. Under the Company's compensation policy, stock options are the primary vehicle for rewarding long-term achievement of Company goals. The objectives of the program are to align employee and shareholder long-term interests by creating a strong and direct link between compensation and increases in share value. Under the Company's 1993 and 1996 Stock Incentive Plans (the "Plans"), the Board of Directors or the Compensation Committee may grant options to purchase Common Stock of the Company to key employees of the Company and its subsidiaries. The Board of Directors makes annual grants of options to acquire the Company's Common Stock at an exercise price equal to the fair market value of the shares on the date of grant (the last sale price as reported on the Nasdaq National Market on the date of grant). Options generally vest at 25% of the grant on the grant date and on the anniversary date of the grant for the three succeeding years. Stock options generally have a five-year term but terminate earlier if employment is terminated. Option grants to executive officers depend upon the level of responsibility and position, and the Committee's subjective assessment of performance, the number of options granted in the past and the exercise price of such grants, among other factors. In fiscal 1998, the Board of Directors, upon recommendation of the Committee, made the following grants of options to purchase Company Common Stock to executive officers of the Company: E. Michael Thoben, III, 92,000 shares; William A. Yates, 55,000 shares; David J. Arthur, 55,000 shares; Paul D. Meyer, 45,000 shares; and Roger Moore, 45,000 shares. The Committee expects that in the future, if additional grants are made, consideration will be given to the number of options granted in the past and the exercise price of such grants.

     Chief Executive Officer Compensation. The Committee determined the Chief Executive Officer's compensation for fiscal 1998, with the final approval of the Board of Directors, employing the same criteria that it used to set compensation for other executive officers. The Chief Executive Officer's base salary was determined based upon a review of the salaries of chief executive officers for companies of comparable size and industry identified and upon a review of the Chief Executive Officer's performance. The Chief Executive Officer's bonus for fiscal 1998 was determined under the Executive Bonus Program, and was awarded under the Committee's discretionary powers. Option grants in fiscal 1998 were determined under the criteria described under Stock Options, above.

          Carolyn MacDougall, Chair

          Eugene Hovanec

          Merritt Lutz


                 COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

     The following line graph provides a comparison of the annual percentage change in the Company's cumulative total shareholder return on its Common Stock, with the cumulative total return of the Nasdaq Composite Index and a peer group consisting of companies included in the Nasdaq Computer Manufacturers Index. The comparison is for the period commencing on January 1, 1994, through December 31, 1998. The comparison assumes $100 was invested on June 7, 1993 in the Company's Common Stock and assumes the reinvestment of the full amount of any dividends.

                              Interlink Electronics
                     Cumulative Total Return To Stockholders
                                1/1/94 - 12/31/98

[graphic line chart omitted.]

                                               Nasdaq       Nasdaq Computer
                             Link        Stock Market              Mfg Stks
                             ----        ------------              --------
             1/1/94           100                 100                   100
            6/30/94            65                  91                    79
           12/31/94            47                  98                   110
            6/30/95           109                 122                   141
           12/31/95            51                 138                   173
            6/30/96            52                 157                   200
           12/31/96            48                 170                   232
            6/30/97            55                 190                   252
           12/31/97            35                 209                   281
            6/30/98            37                 251                   409
           12/31/98            36                 293                   610

*    On $100 invested on June 7, 1993, including reinvestment of dividends.

                              CERTAIN TRANSACTIONS

     There are none.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 ("Section 16(a)") requires the Company's executive officers and directors and persons who own more than 10% of Company Common Stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). SEC regulations require that persons filing these reports furnish copies to the Company.

     Based solely on a review of the copies of the reports received by the Company and on written representations of certain reporting persons, the Company believes that no executive officer or director failed to file any report required by Section 16(a) or failed to report any other transaction required by
Section 16(a) on a timely basis.

                                  ANNUAL REPORT

     The Company's Annual Report for the fiscal year ended December 31, 1998 is transmitted herewith.

                             DISCRETIONARY AUTHORITY

     While the Notice of Annual Meeting of Stockholders provides for transaction of any business that properly comes before the meeting, the Board of Directors has no knowledge of any matters to be presented at the meeting other than those referred to herein. The enclosed proxy, however, gives discretionary authority if any other matters are presented.

     For this year's annual meeting of shareholders, if notice of a shareholder proposal to be raised at the annual meeting of shareholders was received at the principal executive officers of the Company after March 6, 1999, proxy voting on that proposal when and if raised at the annual meting will be subject to the discretionary voting authority of the designated proxy holders.

                                 OTHER BUSINESS

     The Board of Directors does not intend to present any business for action at the meeting other than the election of directors and the proposals set forth herein, nor does it have knowledge of any matters that may be presented by others. If any other matter properly comes before the meeting, the persons named in the accompanying form of proxy intend to vote in accordance with the recommendations of the Board of Directors.

                              STOCKHOLDER PROPOSALS

     Any stockholder proposals to be considered for inclusion in the proxy material for the Company's 1999 Annual Meeting must be received at the principal executive offices of the Company not later than December 20, 1999.

                                       By Order of the Board of Directors



                                       Paul D. Meyer
                                       Secretary

                                                                      APPENDIX A

                           INTERLINK ELECTRONICS, INC.
                      1996 STOCK INCENTIVE PLAN, AS AMENDED
                                               ============

     1. Purpose. The purpose of this Stock Incentive Plan (the "Plan") is to enable Interlink Electronics, Inc. (the "Company") to attract and retain the services of (1) selected employees, officers and directors of the Company or of any subsidiary of the Company and (2) selected nonemployee agents, consultants, advisors, persons involved in the sale or distribution of the Company's products and independent contractors of the Company or any subsidiary.

     2. Shares Subject to the Plan. Subject to adjustment as provided below and in paragraph 13, the shares to be offered under the Plan shall consist of Common Stock of the Company, and the total number of shares of Common Stock that may be issued under the Plan shall not exceed [1,500,000] 2,000,000 shares. The shares
                                                   =========
issued under the Plan may be authorized and unissued shares or reacquired shares. If an option, stock appreciation right or performance unit granted under the Plan expires, terminates or is canceled, the unissued shares subject to such option, stock appreciation right or performance unit shall again be available under the Plan. If shares sold or awarded as a bonus under the Plan are forfeited to the Company or repurchased by the Company, the number of shares forfeited or repurchased shall again be available under the Plan.

     3. Effective Date and Duration of Plan.

          (a) Effective Date. The Plan shall become effective as of April 30, 1996. No option, stock appreciation right or performance unit granted under the Plan to an officer who is subject to Section 16(b) of the Securities Exchange Act of 1934, as amended (an "Officer") or a director, and no incentive stock option, shall become exercisable, however, until the Plan is approved by the affirmative vote of the holders of a majority of the shares of Common Stock represented at a shareholders meeting at which a quorum is present and any such awards under the Plan prior to such approval shall be conditioned on and subject to such approval. Subject to this limitation, options, stock appreciation rights and performance units may be granted and shares may be awarded as bonuses or sold under the Plan at any time after the effective date and before termination of the Plan.

          (b) Duration. The Plan shall continue in effect until all shares available for issuance under the Plan have been issued and all restrictions on such shares have lapsed. The Board of Directors may suspend or terminate the Plan at any time except with respect to options, performance units and shares subject to restrictions then outstanding under the Plan. Termination shall not affect any outstanding options, any right of the Company to repurchase shares or the forfeitability of shares issued under the Plan.

     4. Administration.

          (a) Board of Directors. The Plan shall be administered by the Board of Directors of the Company, which shall determine and designate from time to time the individuals to whom awards shall be made, the amount of the awards and the other terms and conditions of the awards. Subject to the provisions of the Plan, the Board of Directors may from time to time adopt and amend rules and regulations relating to administration of the Plan, advance the lapse of any waiting period, accelerate any exercise date, waive or modify any restriction applicable to shares (except those restrictions imposed by law) and make all other determinations in the judgment of the Board of Directors necessary or desirable for the administration of the Plan. The interpretation and construction of the provisions of the Plan and related agreements by the Board of Directors shall be final and conclusive. The Board of Directors may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any related agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect, and it shall be the sole and final judge of such expediency.

          (b) Committee. The Board of Directors may delegate to a committee of the Board of Directors or specified officers of the Company, or both (the "Committee") any or all authority for administration of the Plan. If authority is delegated to a Committee, all references to the Board of Directors in the Plan shall mean and relate to the Committee except (i) as otherwise provided by the Board of Directors and (ii) that only the Board of Directors may amend or terminate the Plan as provided in paragraphs 3 and 15. If awards are to be made under the Plan to Officers or directors, authority for selection of Officers and directors for participation and decisions concerning the timing, pricing and amount of a grant or award, if not determined under a formula meeting the requirements of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, shall be delegated to a committee consisting of two or more disinterested directors.

     5. Types of Awards; Eligibility. The Board of Directors may, from time to time, take the following actions, separately or in combination, under the Plan:
(i) grant Incentive Stock Options, as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), as provided in paragraphs 6(a) and 6(b); (ii) grant options other than Incentive Stock Options ("Non-Statutory Stock Options") as provided in paragraphs 6(a) and 6(c); (iii) award stock bonuses as provided in paragraph 7; (iv) sell shares subject to restrictions as provided in paragraph 8; (v) grant stock appreciation rights as provided in paragraph 9; (vi) grant cash bonus rights as provided in paragraph 10; (vii) grant performance units as provided in paragraph 11 and (viii) grant foreign qualified awards as provided in paragraph 12. Any such awards may be made to employees, including employees who are officers or directors, and to other individuals described in paragraph 1 who the Board of Directors believes have made or will make an important contribution to the Company or any subsidiary of the Company; provided, however, that only employees of the Company shall be eligible to receive Incentive Stock Options under the Plan. The Board of Directors shall select the individuals to whom awards shall be made and shall specify the action taken with respect to each individual to whom an award is made. At the discretion of the Board of Directors, an individual may be given an election to surrender an award in exchange for the grant of a new award. No employee may be granted options or stock appreciation rights under the Plan for more than an aggregate of 200,000 shares of Common Stock in connection with the hiring of the employee or [50,000] 100,000 shares of Common Stock in
                                            =======
any calendar year otherwise.

     6. Option Grants.

          (a) General Rules Relating to Options.

               (i) Terms of Grant. The Board of Directors may grant options under the Plan. With respect to each option grant, the Board of Directors shall determine the number of shares subject to the option, the option price, the period of the option, the time or times at which the option may be exercised and whether the option is an Incentive Stock Option or a Non-Statutory Stock Option. At the time of the grant of an option or at any time thereafter, the Board of Directors may provide that an optionee who exercised an option with Common Stock of the Company shall automatically receive a new option to purchase additional shares equal to the number of shares surrendered and may specify the terms and conditions of such new options.

               (ii) Exercise of Options. Except as provided in paragraph 6(a)(iv) or as determined by the Board of Directors, no option granted under the Plan may be exercised unless at the time of such exercise the optionee is employed by or in the service of the Company or any subsidiary of the Company and shall have been so employed or provided such service continuously since the date such option was granted. Absence on leave or on account of illness or disability under rules established by the Board of Directors shall not, however, be deemed an interruption of employment or service for this purpose. Unless otherwise determined by the Board of Directors, vesting of options shall not continue during an absence on leave (including an extended illness) or on account of disability. Except as provided in paragraphs 6(a)(iv) and 13, options granted under the Plan may be exercised from time to time over the period stated in each option in such amounts and at such times as shall be prescribed by the Board of Directors, provided that options shall not be exercised for fractional shares. Unless otherwise determined by the Board of Directors, if the optionee does not exercise an option in any one year with respect to the full number of shares to which the optionee is entitled in that year, the optionee's rights shall be cumulative and the optionee may purchase those shares in any subsequent year during the term of the option. Unless otherwise determined by the Board of Directors, if an Officer or a director exercises an option within six months of the grant of the option, the shares acquired upon exercise of the option may not be sold until six months after the date of grant of the option.

               (iii) Nontransferability. Each Incentive Stock Option and, unless otherwise determined by the Board of Directors with respect to an option granted to a person who is neither an Officer nor a director of the Company, each other option granted under the Plan by its terms shall be nonassignable and nontransferable by the optionee, either voluntarily or by operation of law, except by will or by the laws of descent and distribution of the state or country of the optionee's domicile at the time of death.

               (iv) Termination of Employment or Service.

                    (A) General Rule. Unless otherwise determined by the Board of Directors, in the event the employment or service of the optionee with the Company or a subsidiary terminates for any reason other than because of physical disability or death as provided in subparagraphs 6(a)(iv)(B) and (C), the option may be exercised at any time prior to the expiration date of the option or the expiration of 30 days after the date of such termination, whichever is the shorter period, but only if and to the extent the optionee was entitled to exercise the option at the date of such termination.

                    (B) Termination Because of Total Disability. Unless otherwise determined by the Board of Directors, in the event of the termination of employment or service because of total disability, the option may be exercised at any time prior to the expiration date of the option or the expiration of 12 months after the date of such termination, whichever is the shorter period, but only if and to the extent the optionee was entitled to exercise the option at the date of such termination. The term "total disability" means a medically determinable mental or physical impairment which is expected to result in death or which has lasted or is expected to last for a continuous period of 12 months or more and which causes the optionee to be unable, in the opinion of the Company and two independent physicians, to perform his or her duties as an employee, director, officer or consultant of the Company and to be engaged in any substantial gainful activity. Total disability shall be deemed to have occurred on the first day after the Company and the two independent physicians have furnished their opinion of total disability to the Company.

                    (C) Termination Because of Death. Unless otherwise determined by the Board of Directors, in the event of the death of an optionee while employed by or providing service to the Company or a subsidiary, the option may be exercised at any time prior to the expiration date of the option or the expiration of 12 months after the date of death, whichever is the shorter period, but only if and to the extent the optionee was entitled to exercise the option at the date of death and only by the person or persons to whom such optionee's rights under the option shall pass by the optionee's will or by the laws of descent and distribution of the state or country of domicile at the time of death.

                    (D) Amendment of Exercise Period Applicable to Termination. The Board of Directors, at the time of grant or, with respect to an option that is not an Incentive Stock Option, at any time thereafter, may extend the 30-day and 12-month exercise periods any length of time not longer than the original expiration date of the option, and may increase the portion of an option that is exercisable, subject to such terms and conditions as the Board of Directors may determine.

                    (E) Failure to Exercise Option. To the extent that the option of any deceased optionee or of any optionee whose employment or service terminates is not exercised within the applicable period, all further rights to purchase shares pursuant to such option shall cease and terminate.

               (v) Purchase of Shares. Unless the Board of Directors determines otherwise, shares may be acquired pursuant to an option granted under the Plan only upon receipt by the Company of notice in writing from the optionee of the optionee's intention to exercise, specifying the number of shares as to which the optionee desires to exercise the option and the date on which the optionee desires to complete the transaction, and if required in order to comply with the Securities Act of 1933, as amended, containing a representation that it is the optionee's present intention to acquire the shares for investment and not with a view to distribution. Unless the Board of Directors determines otherwise, on or before the date specified for completion of the purchase of shares pursuant to an option, the optionee must have paid the Company the full purchase price of such shares in cash (including, with the consent of the Board of Directors, cash that may be the proceeds of a loan from the Company (provided that, with respect to an Incentive Stock Option, such loan is approved at the time of option grant)) or, with the consent of the Board of Directors, in whole or in part, in Common Stock of the Company valued at fair market value, restricted stock, performance units or other contingent awards denominated in either stock or cash, promissory notes and other forms of consideration. The fair market value of Common Stock provided in payment of the purchase price shall be determined by the Board of Directors. If the Common Stock of the Company is not publicly traded on the date the option is exercised, the Board of Directors may consider any valuation methods it deems appropriate and may, but is not required to, obtain one or more independent appraisals of the Company. If the Common Stock of the Company is publicly traded on the date the option is exercised, the fair market value of Common Stock provided in payment of the purchase price shall be the closing price of the Common Stock as reported in The Wall Street Journal on the last trading day preceding the date the option is exercised, or such other reported value of the Common Stock as shall be specified by the Board of Directors. No shares shall be issued until full payment for the shares has been made. With the consent of the Board of Directors (which, in the case of an Incentive Stock Option, shall be given only at the time of option grant), an optionee may request the Company to apply automatically the shares to be received upon the exercise of a portion of a stock option (even though stock certificates have not yet been issued) to satisfy the purchase price for additional portions of the option. Each optionee who has exercised an option shall immediately upon notification of the amount due, if any, pay to the Company in cash amounts necessary to satisfy any applicable federal, state and local tax withholding requirements. If additional withholding is or becomes required beyond any amount deposited before delivery of the certificates, the optionee shall pay such amount to the Company on demand. If the optionee fails to pay the amount demanded, the Company may withhold that amount from other amounts payable by the Company to the optionee, including salary, subject to applicable law. With the consent of the Board of Directors an optionee may satisfy this obligation, in whole or in part, by having the Company withhold from the shares to be issued upon the exercise that number of shares that would satisfy the withholding amount due or by delivering to the Company Common Stock to satisfy the withholding amount. Upon the exercise of an option, the number of shares reserved for issuance under the Plan shall be reduced by the number of shares issued upon exercise of the option.

          (b) Incentive Stock Options. Incentive Stock Options shall be subject to the following additional terms and conditions:

               (i) Limitation on Amount of Grants. No employee may be granted Incentive Stock Options under the Plan if the aggregate fair market value, on the date of grant, of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by that employee during any calendar year under the Plan and under all incentive stock option plans (within the meaning of Section 422 of the Code) of the Company or any parent or subsidiary of the Company exceeds $100,000.

               (ii) Limitations on Grants to 10 Percent Shareholders. An Incentive Stock Option may be granted under the Plan to an employee possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or of any parent or subsidiary of the Company only if the option price is at least 110 percent of the fair market value, as described in paragraph 6(b)(iv), of the Common Stock subject to the option on the date it is granted and the option by its terms is not exercisable after the expiration of five years from the date it is granted.

               (iii) Duration of Options. Subject to paragraphs 6(a)(ii) and 6(b)(ii), Incentive Stock Options granted under the Plan shall continue in effect for the period fixed by the Board of Directors, except that no Incentive Stock Option shall be exercisable after the expiration of 10 years from the date it is granted.

               (iv) Option Price. The option price per share shall be determined by the Board of Directors at the time of grant. Except as provided in paragraph 6(b)(ii), the option price shall not be less than 100 percent of the fair market value of the Common Stock covered by the Incentive Stock Option at the date the option is granted. The fair market value shall be determined by the Board of Directors. If the Common Stock of the Company is not publicly traded on the date the option is granted, the Board of Directors may consider any valuation methods it deems appropriate and may, but is not required to, obtain one or more independent appraisals of the Company. If the Common Stock of the Company is publicly traded on the date the option is exercised, the fair market value shall be deemed to be the closing price of the Common Stock as reported in The Wall Street Journal on the day preceding the date the option is granted, or, if there has been no sale on that date, on the last preceding date on which a sale occurred or such other value of the Common Stock as shall be specified by the Board of Directors.

               (v) Limitation on Time of Grant. No Incentive Stock Option shall be granted on or after the tenth anniversary of the effective date of the Plan.

               (vi) Conversion of Incentive Stock Options. The Board of Directors may at any time without the consent of the optionee convert an Incentive Stock Option to a Non-Statutory Stock Option.

          (c) Non-Statutory Stock Options. Non-Statutory Stock Options shall be subject to the following terms and conditions in addition to those set forth in
Section 6(a) above:

               (i) Option Price. The option price for Non-Statutory Stock Options shall be determined by the Board of Directors at the time of grant and may be any amount determined by the Board of Directors.

               (ii) Duration of Options. Non-Statutory Stock Options granted under the Plan shall continue in effect for the period fixed by the Board of Directors.

     7. Stock Bonuses. The Board of Directors may award shares under the Plan as stock bonuses. Shares awarded as a bonus shall be subject to the terms, conditions, and restrictions determined by the Board of Directors. The restrictions may include restrictions concerning transferability and forfeiture of the shares awarded, together with such other restrictions as may be determined by the Board of Directors. If shares are subject to forfeiture, all dividends or other distributions paid by the Company with respect to the shares shall be retained by the Company until the shares are no longer subject to forfeiture, at which time all accumulated amounts shall be paid to the recipient. The Board of Directors may require the recipient to sign an agreement as a condition of the award, but may not require the recipient to pay any monetary consideration other than amounts necessary to satisfy tax withholding requirements. The agreement may contain any terms, conditions, restrictions, representations and warranties required by the Board of Directors. The certificates representing the shares awarded shall bear any legends required by the Board of Directors. Unless otherwise determined by the Board of Directors, shares awarded as a stock bonus to an Officer or a director may not be sold until six months after the date of the award. The Company may require any recipient of a stock bonus to pay to the Company in cash upon demand amounts necessary to satisfy any applicable federal, state or local tax withholding requirements. If the recipient fails to pay the amount demanded, the Company may withhold that amount from other amounts payable by the Company to the recipient, including salary or fees for services, subject to applicable law. With the consent of the Board of Directors, a recipient may deliver Common Stock to the Company to satisfy this withholding obligation. Upon the issuance of a stock bonus, the number of shares reserved for issuance under the Plan shall be reduced by the number of shares issued.

     8. Restricted Stock. The Board of Directors may issue shares under the Plan for such consideration (including promissory notes and services) as determined by the Board of Directors. Shares issued under the Plan shall be subject to the terms, conditions and restrictions determined by the Board of Directors. The restrictions may include restrictions concerning transferability, repurchase by the Company and forfeiture of the shares issued, together with such other restrictions as may be determined by the Board of Directors. If shares are subject to forfeiture or repurchase by the Company, all dividends or other distributions paid by the Company with respect to the shares shall be retained by the Company until the shares are no longer subject to forfeiture or repurchase, at which time all accumulated amounts shall be paid to the recipient. All Common Stock issued pursuant to this paragraph 8 shall be subject to a purchase agreement, which shall be executed by the Company and the prospective recipient of the shares prior to the delivery of certificates representing such shares to the recipient. The purchase agreement may contain any terms, conditions, restrictions, representations and warranties required by the Board of Directors. The certificates representing the shares shall bear any legends required by the Board of Directors. Unless otherwise determined by the Board of Directors, shares issued under this paragraph 8 to an Officer or a director may not be sold until six months after the shares are issued. The Company may require any purchaser of restricted stock to pay to the Company in cash upon demand amounts necessary to satisfy any applicable federal, state or local tax withholding requirements. If the purchaser fails to pay the amount demanded, the Company may withhold that amount from other amounts payable by the Company to the purchaser, including salary, subject to applicable law. With the consent of the Board of Directors, a purchaser may deliver Common Stock to the Company to satisfy this withholding obligation. Upon the issuance of restricted stock, the number of shares reserved for issuance under the Plan shall be reduced by the number of shares issued.

     9. Stock Appreciation Rights.

          (a) Grant. Stock appreciation rights may be granted under the Plan by the Board of Directors, subject to such rules, terms, and conditions as the Board of Directors prescribes.

          (b) Exercise.

               (i) Each stock appreciation right shall entitle the holder, upon exercise, to receive from the Company in exchange therefor an amount equal in value to the excess of the fair market value on the date of exercise of one share of Common Stock of the Company over its fair market value on the date of grant (or, in the case of a stock appreciation right granted in connection with an option, the excess of the fair market value of one share of Common Stock of the Company over the option price per share under the option to which the stock appreciation right relates), multiplied by the number of shares covered by the stock appreciation right or the option, or portion thereof, that is surrendered. No stock appreciation right shall be exercisable at a time that the amount determined under this subparagraph is negative. Payment by the Company upon exercise of a stock appreciation right may be made in Common Stock valued at fair market value, in cash, or partly in Common Stock and partly in cash, all as determined by the Board of Directors.

               (ii) A stock appreciation right shall be exercisable only at the time or times established by the Board of Directors. If a stock appreciation right is granted in connection with an option, the following rules shall apply: (1) the stock appreciation right shall be exercisable only to the extent and on the same conditions that the related option could be exercised; (2) the stock appreciation rights shall be exercisable only when the fair market value of the stock exceeds the option price of the related option; (3) the stock appreciation right shall be for no more than 100 percent of the excess of the fair market value of the stock at the time of exercise over the option price; (4) upon exercise of the stock appreciation right, the option or portion thereof to which the stock appreciation right relates terminates; and (5) upon exercise of the option, the related stock appreciation right or portion thereof terminates. Unless otherwise determined by the Board of Directors, no stock appreciation right granted to an Officer or director may be exercised during the first six months following the date it is granted.

               (iii) The Board of Directors may withdraw any stock appreciation right granted under the Plan at any time and may impose any conditions upon the exercise of a stock appreciation right or adopt rules and regulations from time to time affecting the rights of holders of stock appreciation rights. Such rules and regulations may govern the right to exercise stock appreciation rights granted prior to adoption or amendment of such rules and regulations as well as stock appreciation rights granted thereafter.

               (iv) For purposes of this paragraph 9, the fair market value of the Common Stock shall be determined as of the date the stock appreciation right is exercised, under the methods set forth in paragraph 6(b)(iv).

               (v) No fractional shares shall be issued upon exercise of a stock appreciation right. In lieu thereof, cash may be paid in an amount equal to the value of the fraction or, if the Board of Directors shall determine, the number of shares may be rounded downward to the next whole share.

               (vi) Each stock appreciation right granted in connection with an Incentive Stock Option, and unless otherwise determined by the Board of Directors with respect to a stock appreciation right granted to a person who is neither an Officer nor a director of the Company, each other stock appreciation right granted under the Plan by its terms shall be nonassignable and nontransferable by the holder, either voluntarily or by operation of law, except by will or by the laws of descent and distribution of the state or country of the holder's domicile at the time of death, and each stock appreciation right by its terms shall be exercisable during the holder's lifetime only by the holder.

               (vii) Each participant who has exercised a stock appreciation right shall, upon notification of the amount due, pay to the Company in cash amounts necessary to satisfy any applicable federal, state and local tax withholding requirements. If the participant fails to pay the amount demanded, the Company may withhold that amount from other amounts payable by the Company to the participant including salary, subject to applicable law. With the consent of the Board of Directors a participant may satisfy this obligation, in whole or in part, by having the Company withhold from any shares to be issued upon the exercise that number of shares that would satisfy the withholding amount due or by delivering Common Stock to the Company to satisfy the withholding amount.

               (viii) Upon the exercise of a stock appreciation right for shares, the number of shares reserved for issuance under the Plan shall be reduced by the number of shares issued. Cash payments of stock appreciation rights shall not reduce the number of shares of Common Stock reserved for issuance under the Plan.

     10. Cash Bonus Rights.

          (a) Grant. The Board of Directors may grant cash bonus rights under the Plan in connection with (i) options granted or previously granted, (ii) stock appreciation rights granted or previously granted, (iii) stock bonuses awarded or previously awarded and (iv) shares sold or previously sold under the Plan. Cash bonus rights will be subject to rules, terms and conditions as the Board of Directors may prescribe. Unless otherwise determined by the Board of Directors with respect to a cash bonus right granted to a person who is neither an Officer nor a director of the Company, each cash bonus right granted under the Plan by its terms shall be nonassignable and nontransferable by the holder, either voluntarily or by operation of law, except by will or by the laws of descent and distribution of the state or country of the holder's domicile at the time of death. The payment of a cash bonus shall not reduce the number of shares of Common Stock reserved for issuance under the Plan.

          (b) Cash Bonus Rights in Connection With Options. A cash bonus right granted in connection with an option will entitle an optionee to a cash bonus when the related option is exercised (or terminates in connection with the exercise of a stock appreciation right related to the option) in whole or in part if, in the sole discretion of the Board of Directors, the bonus right will result in a tax deduction that the Company has sufficient taxable income to use. If an optionee purchases shares upon exercise of an option and does not exercise a related stock appreciation right, the amount of the bonus, if any, shall be determined by multiplying the excess of the total fair market value of the shares to be acquired upon the exercise over the total option price for the shares by the applicable bonus percentage. If the optionee exercises a related stock appreciation right in connection with the termination of an option, the amount of the bonus, if any, shall be determined by multiplying the total fair market value of the shares and cash received pursuant to the exercise of the stock appreciation right by the applicable bonus percentage. The bonus percentage applicable to a bonus right, including a previously granted bonus right, may be changed from time to time at the sole discretion of the Board of Directors but shall in no event exceed 75 percent.

          (c) Cash Bonus Rights in Connection With Stock Bonus. A cash bonus right granted in connection with a stock bonus will entitle the recipient to a cash bonus payable when the stock bonus is awarded or restrictions, if any, to which the stock is subject lapse. If bonus stock awarded is subject to restrictions and is repurchased by the Company or forfeited by the holder, the cash bonus right granted in connection with the stock bonus shall terminate and may not be exercised. The amount and timing of payment of a cash bonus shall be determined by the Board of Directors.

          (d) Cash Bonus Rights in Connection With Stock Purchases. A cash bonus right granted in connection with the purchase of stock pursuant to paragraph 8 will entitle the recipient to a cash bonus when the shares are purchased or restrictions, if any, to which the stock is subject lapse. Any cash bonus right granted in connection with shares purchased pursuant to paragraph 8 shall terminate and may not be exercised in the event the shares are repurchased by the Company or forfeited by the holder pursuant to applicable restrictions. The amount of any cash bonus to be awarded and timing of payment of a cash bonus shall be determined by the Board of Directors.

          (e) Taxes. The Company shall withhold from any cash bonus paid pursuant to paragraph 10 the amount necessary to satisfy any applicable federal, state and local withholding requirements.

     11. Performance Units. The Board of Directors may grant performance units consisting of monetary units which may be earned in whole or in part if the Company achieves certain goals established by the Board of Directors over a designated period of time, but not in any event more than 10 years. The goals established by the Board of Directors may include earnings per share, return on shareholders' equity, return on invested capital, and such other goals as may be established by the Board of Directors. In the event that the minimum performance goal established by the Board of Directors is not achieved at the conclusion of a period, no payment shall be made to the participants. In the event the maximum corporate goal is achieved, 100 percent of the monetary value of the performance units shall be paid to or vested in the participants. Partial achievement of the maximum goal may result in a payment or vesting corresponding to the degree of achievement as determined by the Board of Directors. Payment of an award earned may be in cash or in Common Stock or in a combination of both, and may be made when earned, or vested and deferred, as the Board of Directors determines. Deferred awards shall earn interest on the terms and at a rate determined by the Board of Directors. Unless otherwise determined by the Board of Directors with respect to a performance unit granted to a person who is neither an Officer nor a director of the Company, each performance unit granted under the Plan by its terms shall be nonassignable and nontransferable by the holder, either voluntarily or by operation of law, except by will or by the laws of descent and distribution of the state or country of the holder's domicile at the time of death. Each participant who has been awarded a performance unit shall, upon notification of the amount due, pay to the Company in cash amounts necessary to satisfy any applicable federal, state and local tax withholding requirements. If the participant fails to pay the amount demanded, the Company may withhold that amount from other amounts payable by the Company to the participant, including salary or fees for services, subject to applicable law. With the consent of the Board of Directors a participant may satisfy this obligation, in whole or in part, by having the Company withhold from any shares to be issued that number of shares that would satisfy the withholding amount due or by delivering Common Stock to the Company to satisfy the withholding amount. The payment of a performance unit in cash shall not reduce the number of shares of Common Stock reserved for issuance under the Plan. The number of shares reserved for issuance under the Plan shall be reduced by the number of shares issued upon payment of an award.

     12. Foreign Qualified Grants. Awards under the Plan may be granted to such officers and employees of the Company and its subsidiaries and such other persons described in paragraph 1 residing in foreign jurisdictions as the Board of Directors may determine from time to time. The Board of Directors may adopt such supplements to the Plan as may be necessary to comply with the applicable laws of such foreign jurisdictions and to afford participants favorable treatment under such laws; provided, however, that no award shall be granted under any such supplement with terms which are more beneficial to the participants than the terms permitted by the Plan.

     13. Changes in Capital Structure.

          (a) Stock Splits; Stock Dividends. If the outstanding Common Stock of the Company is hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of any stock split, combination of shares or dividend payable in shares, recapitalization or reclassification appropriate adjustment shall be made by the Board of Directors in the number and kind of shares available for grants under the Plan. In addition, the Board of Directors shall make appropriate adjustment in the number and kind of shares as to which outstanding options, or portions thereof then unexercised, shall be exercisable, so that the optionee's proportionate interest before and after the occurrence of the event is maintained. Notwithstanding the foregoing, the Board of Directors shall have no obligation to effect any adjustment that would or might result in the issuance of fractional shares, and any fractional shares resulting from any adjustment may be disregarded or provided for in any manner determined by the Board of Directors. Any such adjustments made by the Board of Directors shall be conclusive.

          (b) Mergers, Reorganizations, Etc. In the event of a merger, consolidation, plan of exchange, acquisition of property or stock, separation, reorganization or liquidation to which the Company or a subsidiary is a party or a sale of all or substantially all of the Company's assets (each, a "Transaction"), the Board of Directors shall, in its sole discretion and to the extent possible under the structure of the Transaction, select one of the following alternatives for treating outstanding options under the Plan:

               (i) Outstanding options shall remain in effect in accordance with their terms.

               (ii) Outstanding options shall be converted into options to purchase stock in the corporation that is the surviving or acquiring corporation in the

     Transaction. The amount, type of securities subject thereto and exercise price of the converted options shall be determined by the Board of Directors of the Company, taking into account the relative values of the companies involved in the Transaction and the exchange rate, if any, used in determining shares of the surviving corporation to be issued to holders of shares of the Company. Unless otherwise determined by the Board of Directors, the converted options shall be vested only to the extent that the vesting requirements relating to options granted hereunder have been satisfied.

               (iii) The Board of Directors shall provide a 30-day period prior to the consummation of the Transaction during which outstanding options may be exercised to the extent then exercisable, and upon the expiration of such 30-day period, all unexercised options shall immediately terminate. The Board of Directors may, in its sole discretion, accelerate the exercisability of options so that they are exercisable in full during such 30-day period.

          (c) Dissolution of the Company. In the event of the dissolution of the Company, options shall be treated in accordance with paragraph 13(b)(iii).

          (d) Rights Issued by Another Corporation. The Board of Directors may also grant options, stock appreciation rights, performance units, stock bonuses and cash bonuses and issue restricted stock under the Plan having terms, conditions and provisions that vary from those specified in this Plan provided that any such awards are granted in substitution for, or in connection with the assumption of, existing options, stock appreciation rights, stock bonuses, cash bonuses, restricted stock and performance units granted, awarded or issued by another corporation and assumed or otherwise agreed to be provided for by the Company pursuant to or by reason of a Transaction.

     14. Amendment of Plan. The Board of Directors may at any time, and from time to time, modify or amend the Plan in such respects as it shall deem advisable because of changes in the law while the Plan is in effect or for any other reason. Except as provided in paragraphs 6(a)(iv), 9, 10 and 13, however, no change in an award already granted shall be made without the written consent of the holder of such award.

     15. Approvals. The obligations of the Company under the Plan are subject to the approval of state and federal authorities or agencies with jurisdiction in the matter. The Company will use its best efforts to take steps required by state or federal law or applicable regulations, including rules and regulations of the Securities and Exchange Commission and any stock exchange on which the Company's shares may then be listed, in connection with the grants under the Plan. The foregoing notwithstanding, the Company shall not be obligated to issue or deliver Common Stock under the Plan if such issuance or delivery would violate applicable state or federal securities laws.

     16. Employment and Service Rights. Nothing in the Plan or any award pursuant to the Plan shall (i) confer upon any employee any right to be continued in the employment of the Company or any subsidiary or interfere in any way with the right of the Company or any subsidiary by whom such employee is employed to terminate such employee's employment at any time, for any reason, with or without cause, or to decrease such employee's compensation or benefits, or (ii) confer upon any person engaged by the Company any right to be retained or employed by the Company or to the continuation, extension, renewal, or modification of any compensation, contract, or arrangement with or by the Company.

     17. Rights as a Shareholder. The recipient of any award under the Plan shall have no rights as a shareholder with respect to any Common Stock until the date of issue to the recipient of a stock certificate for such shares. Except as otherwise expressly provided in the Plan, no adjustment shall be made for dividends or other rights for which the record date occurs prior to the date such stock certificate is issued.

     18. Option Grants to Non-Employee Directors.

          (a) Initial Board Grants. Each person who becomes a Non-Employee Director after the Plan is adopted shall be automatically granted an option to purchase 20,000 shares of Common Stock on the he or she becomes a Non-Employee Director. A "Non-Employee Director" is a director who is not an employee of the Company or any of its subsidiaries.

          (b) Additional Grants. Each Non-Employee Director shall be automatically granted an option to purchase additional shares of Common Stock in each calendar year subsequent to the year in which such Non-Employee Director was granted an option pursuant to paragraph 18(a), such option to be granted as of the date of the Company's annual meeting of shareholders held in such calendar year, provided that the Non-Employee Director continues to serve in such capacity as of such date. The number of shares subject to each additional grant shall be 5,000 shares for each Non-Employee Director.

          (c) Exercise Price. The exercise price of all options granted pursuant to this paragraph 18 shall be equal to 100 percent of the fair market value of the Common Stock determined pursuant to paragraph 6(b)(iv).

          (d) Term of Option. The term of each option granted pursuant to this paragraph 18 shall be 10 years from the date of grant.

          (e) Exercisability. Until an option expires or is terminated and except as provided in paragraphs 18(f) and 13, an option granted under this paragraph 18 shall be exercisable according to the following schedule: 33 1/3% for each complete year of continuous service after the date of grant, rounded up to the next full share, until fully vested.

          For purposes of this paragraph 18(e), a complete year shall be deemed to be the period which starts on the day of grant and ends on the same day of the following calendar year, so that each successive "complete year" ends on the same day of each successive calendar year.

          (f) Termination As a Director. If an optionee ceases to be a director of the Company for any reason, including death, the option may be exercised at any time prior to the expiration date of the option or the expiration of 30 days (or 12 months in the event of death) after the last day the optionee served as a director, whichever is the shorter period, but only if and to the extent the optionee was entitled to exercise the option as of the last day the optionee served as a director.

          (g) Nontransferability. Each option by its terms shall be nonassignable and nontransferable by the optionee, either voluntarily or by operation of law, except by will or by the laws of descent and distribution of the state or country of the optionee's domicile at the time of death, and each option by its terms shall be exercisable during the optionee's lifetime only by the optionee.

          (h) Exercise of Options. Options may be exercised upon payment of cash or shares of Common Stock of the Company in accordance with paragraph 6(a)(v).


Adopted: April 30, 1996
Amended: May 25, 1999
=======================

                                      PROXY

                           INTERLINK ELECTRONICS, INC.
                          Annual Meeting, May 25, 1999

                      PROXY SOLICITED BY BOARD OF DIRECTORS

PLEASE SIGN AND RETURN THIS PROXY

The undersigned hereby appoints E. Michael Thoben, III, and Paul D. Meyer, and each of them, proxies with power of substitution to vote on behalf of the undersigned all shares that the undersigned may be entitled to vote at the annual meeting of shareholders of Interlink Electronics, Inc. (the "Company") on May 25, 1999 and any adjournments thereof, with all powers that the undersigned would possess if personally present, with respect to the following:

1.   Election of Director:   E. Michael Thoben

          FOR the nominee        AGAINST the nominee       WITHHOLD AUTHORITY
               [  ]                    [  ]                   [  ] to vote for
                                                                   the nominee

     Election of Director:   George Gu

          FOR the nominee        AGAINST the nominee       WITHHOLD AUTHORITY
               [  ]                    [  ]                   [  ] to vote for
                                                                   the nominee

2.   Proposal to amend the 1996 Stock Option Plan:

               FOR                   AGAINST                ABSTAIN
               [  ]                    [  ]                   [  ]

3. Proposal to ratify the cancellation and reissue of non-employee director options:

               FOR                   AGAINST                ABSTAIN
               [  ]                    [  ]                   [  ]

4. Proposal to ratify the appointment of Arthur Andersen LLP as auditors of the Company for the fiscal year ending December 31, 1999:

               FOR                   AGAINST                ABSTAIN
               [  ]                    [  ]                   [  ]


                 (Continued and to be signed on the other side.)

     The shares represented by this proxy will be voted as specified on the reverse hereof, but if no specification is made, this proxy will be voted for the election of the director. The proxies may vote in their discretion as to other matters that may come before this meeting.

                                       Shares:

                                       Date: _____________________________, 1999

P                                      Name: ___________________________________
R
0                                      Signature(s): ___________________________
X                                                      Signature or Signatures
Y

                                       Please date and sign as name is imprinted hereon, including designation as executor, trustee, etc., if applicable. A corporation must sign its name by the president or other authorized officer.

                                       The Annual Meeting of Stockholders of
                                       Interlink Electronics, Inc. will be held on May 25, 1999 at 10:00 a.m., Pacific Daylight Time, at The Courtyard by Marriott, located at 4994 Verdugo Way, Camarillo, California, 93012.

Please Note: Any shares of stock of the Company held in the name of fiduciaries, custodians or brokerage houses for the benefit of their clients may only be voted by the fiduciary, custodian or brokerage house itself--the beneficial owner may not directly vote or appoint a proxy to vote the shares and must instruct the person or entity in whose name the shares are held how to vote the shares held for the beneficial owner. Therefore, if any shares of stock of the Company are held in "street name" by a brokerage house, only the brokerage house, at the instructions of its client, may vote or appoint a proxy to vote the shares.